UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported)	March 9, 2023

Accelerate Diagnostics, Inc.

(Exact name of registrant as specified in charter)

Delaware

(State or other jurisdiction of incorporation)

001-31822	84-1072256
(Commission File Number)	(IRS Employer Identification No.)

3950 South Country Club Road, Suite 470, Tucson, Arizona	85714
(Address of principal executive offices)	(Zip Code)

(520) 365-3100

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.001 par value per share	AXDX	The Nasdaq Stock Market LLC (The Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On March 9, 2023, Accelerate Diagnostics, Inc. (the “Company”) entered into a Forbearance Agreement (the “Forbearance Agreement”), which became effective on March 13, 2023, with (i) Indaba Capital Management, L.P. (together with its affiliates, “Indaba”), (ii) Chicago Venture Partners, LP (“CVP”), (iii) RBC CMA LLC (“RBC”), (iv) Penderfund Capital Management Ltd. (“Penderfund”), (v) Wolverine Flagship Fund Trading Limited (“Wolverine,” and collectively with Indaba, CVP, RBC, and Penderfund, the “Ad Hoc Noteholder Group”), (vi) U.S. Bank Trust Company, National Association, as successor in interest to U.S. Bank National Association, a national banking association, not in its individual capacity, but solely as trustee (the “Trustee”), and (vii) any other owner of the Notes (as defined below) who executes and delivers to the Company a joinder to the Forbearance Agreement (collectively with the Trustee and Ad Hoc Noteholder Group, the “Counterparties”). The Ad Hoc Noteholder Group holds approximately 85% of the Company’s outstanding 2.50% Convertible Senior Notes due 2023 (the “Notes”) issued pursuant to that certain indenture, dated as of March 27, 2018 (the “Indenture”) by and between the Company, as issuer, and the Trustee.

Pursuant to the Forbearance Agreement, the members of the Ad Hoc Noteholder Group have agreed, and have directed the Trustee, to forbear from exercising their rights and remedies under the Indenture in connection with certain events of default under the Indenture, such as (i) failure to timely pay in full the principal of any Note when due and payable on March 15, 2023 (the “Maturity Date”), (ii) failure to pay any interest on any Note when due and payable, (iii) failure to convert any Notes, (iv) default under any agreement with outstanding indebtedness for money borrowed in excess of $15,000,000 and (v) any other breach, default or event of default under the Indenture arising from the failure of the Company to timely pay in full the principal of any Note when due and payable on the Maturity Date. The Forbearance Agreement is effective for the period commencing on March 13, 2023 and ending on the earlier to occur of (a) 11:59 P.M. (Eastern Standard Time) on March 29, 2023, provided that this date may be extended with the prior written consent of (i) the Company and (ii) a majority of the Counterparties, other than the Trustee, calculated by holdings of the Notes, but may not be extended past 11:59 pm (Eastern Standard Time) on April 14, 2023 without the prior written consent of each Counterparty other than the Trustee; (b) the date of occurrence of a Forbearance Termination Event (as defined below); or (c) the date a restructuring of the Company’s capital structure, including its obligations under the Indenture, is consummated. Other holders of the Notes may join the Forbearance Agreement, and receive a fee equal to $5.00 per $1,000 principal amount of Notes held by such party, by executing and delivering a joinder to the Forbearance Agreement to the Company.

The Forbearance Termination Event includes, among other things, the occurrence of an event of default under the Indenture other than one of the anticipated defaults provided in the Forbearance Agreement.

The foregoing description of the Forbearance Agreement is a summary only and is qualified in its entirety by reference to the complete text of the Forbearance Agreement, a copy of which is attached as Exhibit 10.1 hereto and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit Number	Description
10.1	Forbearance Agreement, dated as of March 9, 2023, by and among the Company, the Ad Hoc Noteholder Group and the Trustee

104	Cover Page Interactive Data File (cover page XBRL tags are embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACCELERATE DIAGNOSTICS, INC.
(Registrant)
Date: March 14, 2023
/s/ Steve Reichling
Steve Reichling
Chief Financial Officer